UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ULURU Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145
August 13, 2015

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of ULURU Inc. to be held on Friday, September 25, 2015 at 10:00 a.m., Central Daylight Time, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, (214) 905-5145.

Details regarding the business to be conducted, information you should consider in casting your vote and how you may vote are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules approved by the Securities and Exchange Commission, this year we are furnishing proxy materials to our stockholders primarily over the Internet.  As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our Proxy Statement and our 2014 Annual Report.  The notice contains instructions on how to access those documents over the Internet.  The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2014 Annual Report and a proxy card or voting instruction form.  Stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

Your vote is important.  Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible.

Thank you for your ongoing support of ULURU Inc.

Sincerely,

Kerry P. Gray
President & Chief Executive Officer

ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on September 25, 2015

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of ULURU Inc., a Nevada corporation, (the “Annual Meeting”) will be held at the offices of ULURU Inc., 4452 Beltway Drive, Addison, TX 75001, (214) 905-5145, on September 25, 2015 at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	to elect six members to the Board of Directors to hold office until the annual meeting for 2016, and until their successors are elected and qualified; and

2.	to ratify the appointment of Lane Gorman Trubitt, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	to transact such other business as may properly come before the meeting or any adjournments thereof.

In accordance with the provisions of our bylaws, the Board of Directors has fixed the close of business on July 31, 2015 as the record date for the determination of the holders of the shares of our Common Stock entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated August 13, 2015.  Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.  Our Annual Report for the fiscal year ended December 31, 2014 accompanies the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 25, 2015.

This proxy statement and our 2014 Annual Report to stockholders are available at our corporate website at www.uluruinc.com under “Investor Relations”.

YOUR VOTE IS IMPORTANT

You may vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  The prompt return of your proxy may save the Company additional expenses of solicitation.

By Order of the Board of Directors,

Kerry P. Gray
President & Chief Executive Officer
Addison, Texas
August 13, 2015

ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 25, 2015

GENERAL INFORMATION

This Proxy Statement and proxy materials are being furnished by ULURU Inc., a Nevada corporation, to holders of its Common Stock, par value $0.001 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ULURU Inc. for the 2015 annual meeting of stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting.  In this proxy statement, we may also refer to ULURU Inc. as "ULURU," the “Company," "we," "our," or "us."

We are holding the Annual Meeting at 10:00 a.m., Central Daylight Time, on Friday, September 25, 2015, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001 and invite you to attend in person.

Under rules adopted by the Securities and Exchange Commission, we provide our stockholders with the choice of accessing the 2015 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail.  In connection with this process, a Notice Regarding the Availability of Proxy Materials is being mailed to our stockholders who have not previously requested paper proxy materials.  The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares over the Internet.  The notice will also tell you how to request our proxy materials in printed form or by email, at no charge.  The notice contains a 12-digit control number that you will need to vote your shares.  Please keep the notice for your reference through the Annual Meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning on or about August 13, 2015.

This Proxy Statement should be read in conjunction with our Annual Report for the fiscal year ended December 31, 2014, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2014 contained therein.

VOTING INFORMATION

Record Date

You may vote all shares that you owned as of July 31, 2015, which is the record date for the Annual Meeting.  On July 31, 2015, we had 24,819,534 shares of Common Stock outstanding at the close of business.  Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Ownership of Shares

You may own shares of Common Stock in one of the following ways:

•	directly in your name as the stockholder of record, which includes restricted stock awards issued to employees under our long-term incentive plans; or

•	indirectly through a broker, bank, trustee, or other holder of record in "street name".

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending a Notice Regarding the Availability of Proxy Materials directly to you.  As the holder of record, you have the right to vote by proxy, by telephone, by the Internet or by mail (if you request to receive your proxy materials by mail), or to vote in person at the Annual Meeting.  If you hold your shares in street name, your broker, bank, trustee, or other holder of record is sending a Notice Regarding the Availability of Proxy Materials to you.  As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by submitting voting instructions in the manner directed by your bank, broker, trustee, or other holder of record.  Regardless of how you hold your shares, we invite you to attend the Annual Meeting.

How to Vote

The Notice Regarding the Availability of Proxy Materials that most of our stockholders will receive will have information about Internet voting but is not permitted to include a telephonic voting number because that would enable a stockholder to vote without accessing the proxy materials online.  The telephonic voting number will be on the website where the proxy materials can be found.  For more information about voting by telephone, please see the next two sections.

Your vote is important.
We encourage you to vote promptly.  Internet and telephone voting is available through 11:59 p.m. Eastern Time on Thursday, September 24, 2015, for all shares of Common Stock.  You may vote in one of the following ways:

By Telephone.
You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials.  You will be provided with a telephone number for voting at that site.  Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares.  When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call.  You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.

By Internet.
You can also vote your shares by the Internet.  The Notice Regarding the Availability of Proxy Materials indicates the website you may access for Internet voting using the 12-digit control number included in the notice.  You may vote by the Internet 24 hours a day.  As with telephone voting, you will be able to confirm that the system has properly recorded your votes.  If you hold your shares in street name, please follow the Internet voting instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder.

By Mail.
If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you.  If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

At the Annual Meeting.
The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person.  If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted as you have directed at the Annual Meeting.  If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation of Proxies.
You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our corporate secretary at the Annual Meeting; (2) submit a timely later-dated proxy or voting instruction form if you hold shares in street name; (3) provide timely subsequent telephone or Internet voting instructions; or (4) vote in person at the Annual Meeting.

Quorum and Required Vote

Quorum.

We will have a quorum and will be able to conduct the business of the Annual Meeting if one-third of the shares entitled to vote are present at the Annual Meeting, either in person or by proxy.  Abstentions and broker non-votes (assuming, in the case of broker non-votes, that the shares represented by such non-votes are voted on any other matter before the Annual Meeting) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Proposals.

For Proposal 1, directors will be elected by a plurality of shares present in person or represented by proxy at the Annual Meeting, which means that the six individuals receiving the highest number of “For” votes will be elected directors.  Abstentions and broker non-votes will have no effect on the voting results of Proposal 1.

Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes against the proposal.  Abstentions and broker non-votes will have no effect on the voting results of Proposal 2.

Routine and Non-Routine Proposals.

The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner under certain circumstances.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

Under the rules of the New York Stock Exchange, each of the proposals to be voted on at the Annual Meeting, other than the ratification of auditors, is a non-routine item.  This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for these items cannot exercise discretion to vote their clients' shares.  Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

Confidential Voting

We maintain the confidentiality of the votes of individual stockholders.  We do not disclose these votes to any member of management unless we must disclose them for legal reasons or in the event of a contested proxy solicitation.  However, if a stockholder writes a comment on the proxy card, we will forward the comment to management.  In reviewing the comment, management may learn how the stockholder voted.  In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Multiple Stockholders Sharing the Same Address

For those stockholders requesting paper proxy materials who share a single address and would like to receive only one Annual Report and proxy statement at that address, please contact our corporate secretary.  This service, known as "householding," is designed to reduce our printing and postage costs.  If after signing up for householding any stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement in the future, he or she may contact our corporate secretary at our main office.  The contact information for our corporate secretary is provided on page one under "General Information."

Cost and Method of Proxy Solicitation

We will pay the expenses of soliciting proxies.  We will be soliciting proxy by mail and internet. In addition our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation. We do not intend to engage a solicitation firm.

PROPOSAL 1

ELECTION OF DIRECTORS

There are currently five members of the Board with terms expiring at the Annual Meeting, which five directors currently comprise the whole Board. As of the date of the Annual Meeting the number of directors comprising the whole Board shall be increased to six directors.

Upon the recommendation of our Nominating and Governance Committee of the Board, the Board has nominated Jeffrey B. Davis, Kerry P. Gray, Helmut Kerschbaumer, Klaus Kuehne, and Bradley J. Sacks for re-election as a director and Robert F. Goldrich for election as a director.  Each of Messrs. Davis, Goldrich, Gray, Kerschbaumer, Kuehne, Sacks and Goldrich has consented to serve, if elected, for a one-year term expiring at the time of the 2016 annual meeting of stockholders and when his successor is elected and qualified.  If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for the election of a substitute nominee designated by the Board or by Michael I. Sacks (“M Sacks”) with respect to replacements for Bradley J. Sacks and Robert F. Goldrich, subject to the reasonable approval of the Nominating and Governance Committee, as provided in the letter agreement dated July 27, 2015, between the Company, M Sacks and The Punch Trust (the “Letter Agreement”), or the Board may reduce the number of directors being elected at the Annual Meeting if one of the other nominees becomes unable or unwilling to serve.  Proxies may not be voted for more than six persons.

The Board has determined that all directors, except Kerry P. Gray, our President and Chief Executive Officer, and Helmut Kerschbaumer meet the independence requirements under the applicable NASDAQ Stock Market (“NASDAQ”) listing standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards.

The Board recommends that you vote FOR the election of the nominees.  The persons named in the enclosed proxy card as proxies will vote as directed in the proxy card, unless the proxy card is blank with respect to Proposal No. 1, in which case the persons intend to vote for each of the nominees of the Board.

The following information, which is as of July 31, 2015, is furnished with respect to each nominee for election as a director at the Annual Meeting.  The information presented includes information each director has given us about all positions he holds with us, his principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he serves as a director.  Information about the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of July 31, 2015, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Business and Experience of Nominees for Director

The following table sets forth the directors and nominee of the Company along with their respective ages and positions and is as follows:

Name	Age	Position
Kerry P. Gray (1)	62	Chairman, Director, President, Chief Executive Officer
Jeffrey B. Davis (2)(3)(4)	51	Director
Helmut Kerschbaumer (3)(4)	53	Director
Klaus Kuehne	48	Director
Bradley J. Sacks	48	Director
Robert F. Goldrich	52	Nominee

(1)
On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of Nominating and Governance Committee.

Mr. Kerry P. Gray

Mr. Gray has served as one of our directors since March 2006 and has served as the Company’s President, Chief Executive Officer and/or Chair of the Company’s Executive Committee since February 2010.  Previously, Mr. Gray was the President and CEO of Access Pharmaceuticals, Inc. and a director of Access Pharmaceuticals, Inc. from June 1993 until May 2005.  Mr. Gray served as Chief Financial Officer of PharmaScience, Inc., a company he co-founded to acquire technologies in the drug delivery area from January 1992 to June 1993.  From May 1990 to August 1991, Mr. Gray was Senior Vice President, Americas, Australia and New Zealand for Rhone-Poulenc Rorer, Inc.  Prior to the Rhone-Poulenc Rorer merger, he had been Area Vice President Americas of Rorer International Pharmaceuticals.  From 1986 to May 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in the same capacity at Revlon Health Care Group of companies before the acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions with the Revlon Health Care Group.

As a result of these and other professional experiences and his service as our President and Chief Executive Officer, Mr. Gray has a comprehensive understanding of the wound care industry and our business, and possesses particular knowledge and experience in strategic planning, manufacturing and operations, and the finance areas relevant to the Company, which are among the key attributes which, in the view of the Nominating Committee, qualify Mr. Gray for election to ULURU’s Board.

Mr. Jeffrey B. Davis

Mr. Davis has served as one of our directors since March 2006.  Since December 2007, Mr. Davis has served as a director of Abeona Therapeutics, a publicly traded company, and currently serves as their Chief Operating Officer.  Since April 1997, Mr. Davis has been President of SCO Financial Group LLC and financial principal of SCO Securities LLC, a NASD-registered broker dealer.  Prior to co-founding SCO, Mr. Davis served as Senior Vice President and Chief Financial Officer of HemaSure, Inc., a publicly traded development stage healthcare technology company.  Prior to that, Mr. Davis was Vice President, Corporate Finance, at Deutsche Bank AG and Deutsche Morgan Grenfell, both in the U.S. and Europe.  Mr. Davis holds a B.S. in biomedical engineering from the College of Engineering, Boston University and an M.B.A. from the Wharton School of Business, University of Pennsylvania.

As a result of these and other professional experiences and his prior service on our Board, Mr. Davis has a significant understanding of the pharmaceutical industry and possesses particular knowledge and experience in the management, accounting, and operating areas relevant to our business.  Mr. Davis’s position as the Chief Operating Officer and director of a public company in the pharmaceutical industry also provides the Board with valuable experience regarding compensation, corporate governance, finance and other relevant matters.  The foregoing are among the key attributes which, in the view of the Nominating Committee, qualify Mr. Davis for election to ULURU’s Board.

Mr. Helmut Kerschbaumer

Mr. Kerschbaumer has served as one of our directors since January 2013 as a result of his appointment to serve on our Board as a designee of IPMD GmbH.  Currently, Mr. Kerschbaumer is a director of Altrazeal AG, Altrazeal Trading GmbH, and managing director of Melmed Holding AG, each being an international pharmaceutical licensing and distribution company.  Prior to co-founding IPMD GmbH in 2012, Mr. Kerschbaumer co-founded Melmed Holding AG in 1998 to acquire pharmaceutical product rights.  Mr. Kerschbaumer served as Chief Financial Officer of Meldex International PLC, a company listed on the Alternative Investment Market, from 2008 until 2009.  Prior to that, Mr. Kerschbaumer served in various capacities with Melbrosin International GmbH from 1993 until 2008.  Mr. Kerschbaumer served as Chief Executive Officer of Moden Muller GmbH & Co. from 1989 until 1993.

The Nominating Committee is nominating Mr. Kerschbaumer pursuant to the terms of a Securities Purchase Agreement dated December 21, 2012 (the “2012 Purchase Agreement”) with IPMD GmbH (“IPMD”), pursuant to which the Company has agreed to nominate and/or appoint two directors designated by IPMD.

Mr. Klaus Kuehne

Mr. Kuehne has served as one of our directors since January 2013 as a result of his appointment to serve on our Board as a designee of IPMD GmbH.  Mr. Kuehne currently serves as a director of Altrazeal AG.  Prior to co-founding IPMD GmbH in 2012, Mr. Kuehne co-founded Melmed Holding AG in 1998 to acquire pharmaceutical product rights.  Mr. Kuehne served as Chief Operating Officer of Meldex International PLC, a company listed on the Alternative Investment Market, from 2008 until 2009.  Prior to that, Mr. Kuehne served in various capacities with Melbrosin International GmbH from 1998 until 2008.  Mr. Kuehne served as Senior Consultant at TSM Business Consultant and Junior Consultant at HKM Business Consultant between 1992 and 1998.  Mr. Kuehne is a graduate of the University of Hamburg Law School.

The Nominating Committee is nominating Mr. Kuehne pursuant to the terms of the 2012 Purchase Agreement, pursuant to which the Company has agreed to nominate and/or appoint two directors designated by IPMD.

Mr. Bradley J. Sacks

Mr. Sacks has served as one of our directors since July 2015.  Mr. Sacks is an investor and advisor, and has been the Managing Member of Centric Capital Ventures LLC, a private investment entity, since 2009. Centric Capital has a 50% ownership position in a company that has licensed the rights to Altrazeal® for distribution in South Africa.  From 2006 until 2009, Mr. Sacks was the Managing Director, Global Head of Technology, Media and Telecom M&A, of Banc of America Securities. During the past five years, Bradley J. Sacks has served on the board of directors of Gondwana International Networks (Pty) Limited (South Africa), Care Fertility Group Limited and numerous companies that are subsidiaries of General Healthcare Group, the largest private services provider in the United Kingdom.

The Nominating Committee is nominating Mr. Sacks pursuant to the terms of the Letter Agreement.  Under the Letter Agreement, the Company is required to nominate two directors, including Mr. Sacks, with respect to the Annual Meeting.

Mr. Robert F. Goldrich

Mr. Goldrich is currently the President and Chief Financial Officer of the Leon Levy Foundation.  From 2008 until 2013, Mr. Goldrich was a Senior Policy Advisor to the Office of Mayor Michael R. Bloomberg in New York, New York. From 1998 until 2006, he was the Managing Director, Institutional Equities, for Credit Suisse, where, among other things, he was Head of International Sales-trading in the Americas, Head of International Equity Sales in the Americas and Co-Manager of the Equity Middle Markets business. Previously, Mr. Goldrich was a Principal, International Equity Sales-trading for Morgan Stanley & Co. in Hong Kong and New York. Mr. Goldrich has more than 25 years of experience in the private and public sectors and extensive management experience. During the past five years, Mr. Goldrich has served on many boards of directors (though none for public companies) including: the Settlement Housing Fund, Nantucket Project (advisory board), Mayoral board member for the New York City Deferred Compensation Plan and the New York City Industrial Development Agency.

The Nominating Committee is nominating Mr. Goldrich pursuant to the terms of the Letter Agreement.  Under the Letter Agreement, the Company is required to nominate two directors, including Mr. Goldrich, with respect to the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE SIX PROPOSED NOMINEES TO THE BOARD.  THE PERSONS NAMED IN THE ENCLOSED PROXY CARD AS PROXIES WILL VOTE AS DIRECTED IN THE PROXY CARD, UNLESS THE PROXY CARD IS BLANK WITH RESPECT TO PROPOSAL NO. 1, IN WHICH CASE THE PERSONS INTEND TO VOTE FOR EACH OF THE NOMINEES OF THE BOARD.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Corporate Governance Practices and Board Independence

The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters.  All of these documents are available on the Company’s website at www.uluruinc.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to ULURU Inc., c/o Investor Relations, 4452 Beltway Drive, Addison, Texas, 75001.

Board of Directors’ Leadership Structure and Role in Risk Oversight

Although the Board of Directors does not have a formal policy on whether the roles should be combined or separated, from our inception as ULURU Inc. in 2006 until June 2010, we had a separate Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”).  In June 2010, our board of directors determined it appropriate and efficient for Mr. Gray, our Chairman, to also serve as President and CEO, based on Mr. Gray’s extensive knowledge of our Company and the pharmaceutical preparation marketplace.  The independent members of our board (other than Mr. Sacks who was not a director at such time) have named Mr. Jeffrey B. Davis our independent lead director.  Mr. Davis, as independent lead director, chairs the executive sessions of the non-management members of our board of directors, acts as a liaison with Mr. Gray and assists in developing the agendas for each board of directors meeting.  We believe that this leadership structure also provides an appropriate forum for the Board to execute its risk oversight function, which is described below.

Our Board of Directors is the central body that oversees the management of material risks at the Company.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight.

The Audit Committee has the responsibility to review and discuss certain risk policies, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, and generally provide oversight of risks related to financial reporting, accounting, credit, and liquidity.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long term business strategy and objectives.  To meet its obligations under the Securities and Exchange Commission’s enhanced disclosure rules, the Company undertook a process to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.  We concluded that it is not likely that our compensation policies will have such an effect.  The Governance and Nominating Committee oversees risk management practices in its domain, including director candidate selection, governance and succession matters.  Day to day operational risks are generally handled by management, with reporting to and involvement of the Board.  With respect to strategic and enterprise risk, our Board as a whole is the level at which we address and monitor such issues, through regular interactions with the CEO and other members of senior management.

Policies for Approval of Related Party Transactions

The Audit Committee has the authority and responsibility to review and approve any proposed transactions between the Company (including its subsidiaries) and any person that is an officer, senior management employee, director or affiliate of the Company or any subsidiary), other than transactions related to the employment and compensation of such persons, which are reviewed and approved by the Compensation Committee.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to ULURU Inc., Board of Directors, c/o Chief Executive Officer, 4452 Beltway Drive, Addison, Texas, 75001. Stockholders also may send communications via email to kgray@uluruinc.com with the notation “Attention: Chief Executive Officer” in the Subject field.  All communications will be reviewed by the Chief Executive Officer of the Company, who will determine whether such communications are relevant and/or for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Attendance of Directors at Annual Stockholder Meetings

Although the Company currently does not require directors to attend annual stockholder meetings, it does encourage directors to do so and welcomes their attendance.  One member of the Board, Kerry P. Gray, attended the 2014 annual stockholder meeting held on June 5, 2014.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Governance Committee may solicit suggestions from incumbent directors, management or others.  After conducting an initial evaluation of a candidate, the committee may interview that candidate if it believes the candidate might be suitable to serve as a director.  The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election.

Although no formal diversity policy is in place, in performance of its duties the Nominating and Governance Committee believes that the backgrounds and qualifications of the Board of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board of Directors to fulfill its responsibilities.  Therefore, the Nominating and Governance Committee considers diversity in identifying nominees for directors.  In this regard, the Nominating and Governance Committee views diversity in a broad sense, including on the basis of business experience, public service experience, gender and ethnicity.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and the Company’s continued compliance with its contractual obligations and applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the committee takes into account a number of factors, including the following:

▪	Independence from management;
▪	Age, gender and ethnic background;
▪	Relevant business experience;
▪	Judgment, skill and integrity;
▪	Existing commitments to other businesses;
▪	Potential conflicts of interest;
▪	Corporate governance background;
▪	Financial and accounting background;
▪	Executive compensation background; and
▪	Size and composition of the existing Board.

The Nominating and Governance Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to ULURU Inc., c/o Investor Relations, 4452 Beltway Drive, Addison, Texas 75001 and include the following:

▪	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
▪
The class and number of shares of Common Stock owned by the stockholder as of the Record Date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and the length of time such stockholder has held such shares;

▪	The name, age and address of the candidate;
▪	A description of the candidate’s business and educational experience;
▪	The class and number of shares of Common Stock, if any, owned by the candidate, and length of time such candidate has held such shares;
▪
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

▪	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
▪	A description of any relationship or understanding between the stockholder and the candidate; and
▪	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating and Governance Committee received nominations from The Punch Trust (“TPT”) on or about April 2, 2015 nominating Bradley J. Sacks and Robert F. Goldrich as directors.  Pursuant to the Letter Agreement, the Board of Directors agreed to expand the Board of Directors to six directors and support the nominations of Mr. Sacks and Mr. Goldrich.  In connection with, and as a condition to the effectiveness of, the Letter Agreement, M Sacks, TPT, and IPMD agreed to terminate the voting provisions contained in Section 4 of a Stockholders’ Agreement between such parties pursuant to which they agreed to collectively vote their shares of Common Stock.  The Nominating and Governance Committee received one additional nomination, but the person purporting to make such nomination is not a record holder of Common Stock.

Meetings of the Board and Certain Committees

The Board held one meeting and acted by unanimous written consent on six occasions during the 2014 fiscal year.  During fiscal year 2014, each director attended at least 75% of the aggregate number of the meetings (if any) of our board of directors and of the board committees on which they serve.

In addition to the meetings held by the Board and Board committees, the directors and Board committee members communicated informally to discuss the affairs of the Company and, when appropriate, took formal Board and committee action by unanimous written consent of all directors or committee members, in accordance with Nevada law, in lieu of holding formal meetings.

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee.

As of July 31, 2015, each committee of the Board is comprised as follows:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Jeffrey B. Davis	Chair	Chair	X
Kerry P. Gray				Chair
Helmut Kerschbaumer		X	Chair

The sole member of the Audit Committee has been determined by the Board to be independent under applicable SEC and NASDAQ rules and regulations.  The sole member of the Executive Committee, Mr. Gray, has been determined not to be independent under NASDAQ rules because he is an officer of the Company.  The members of the Compensation Committee are independent other than Mr. Kerschbaumer, and the members of the Nominating and Governance Committee are independent, other than Mr. Kerschbaumer.  Mr. Kerschbaumer is not independent under NASDAQ rules because he is an officer-equivalent and/or controlling equity holder of one or more companies which has transacted business with the Company during the year ended December 31, 2014 with a value of more than $200,000.

The Audit Committee has the responsibility to engage the independent auditors, review and approve the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls.  The Board has determined that Jeffrey B. Davis meets the definition of an "Audit Committee Financial Expert", as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act, is independent under Rule 10A-3(b)(1)(ii) promulgated under the Exchange Act.  The charter of the Audit Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."  Our Audit Committee charter includes a requirement that the Audit Committee will be comprised of three independent directors.  Currently, the Audit Committee is comprised of only one member, Jeffrey B. Davis.  During the 2014 fiscal year, the Audit Committee held a total of four meetings, either in person or by conference call.

The Compensation Committee has responsibility for approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options under the Company's 2006 Equity Incentive Plan (as amended to date, the “Equity Incentive Plan”) and other benefits and general review of the Company's employee compensation policies.  The charter of the Compensation Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."  During the 2014 fiscal year, the Compensation Committee held one meeting.

The Nominating and Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing the Company's corporate governance guidelines.  The charter of the Nominating and Governance Committee is available on the Company's website at www.uluruinc.com under the heading "Investor Relations."  During the 2014 fiscal year, the Nominating and Governance Committee did not hold a formal meeting but its members acted by unanimous written consent on one occasion.

The Executive Committee is responsible for, among other things, working with management with respect to strategic and operational matters.  During the 2014 fiscal year, the Executive Committee did not formally meet but it did meet informally on several occasions.

Executive Officers and Senior Management

The following table sets forth the executive officers and senior management of the Company along with their respective ages and positions and is as follows:

Name	Age	Position
Kerry P. Gray (1)	62	Chairman, Director, President, Chief Executive Officer
Terrance K. Wallberg	60	Vice President, Chief Financial Officer, Secretary, Treasurer
Daniel G. Moro	69	Vice President – Polymer Drug Delivery

(1)
On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

Executive Officers

Kerry P. Gray has served as one of our directors since March 2006 and currently serves as the Company’s President and Chief Executive Officer.  Previously, Mr. Gray was the President and CEO of Access Pharmaceuticals, Inc. and a director of Access Pharmaceuticals, Inc. from June 1993 until May 2005.  Mr. Gray served as Chief Financial Officer of PharmaScience, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991, Mr. Gray was Senior Vice President, Americas, Australia and New Zealand for Rhone-Poulenc Rorer, Inc. Prior to the Rhone-Poulenc Rorer merger, he had been Area Vice President Americas of Rorer International Pharmaceuticals. From 1986 to May 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in the same capacity at Revlon Health Care Group of companies before the acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions with the Revlon Health Care Group.

Terrance K. Wallberg has served as our Vice President and Chief Financial Officer since March 2006.  Mr. Wallberg is a Certified Public Accountant and possesses an extensive and diverse background with over 30 years of experience with entrepreneurial/start-up companies.  Prior to joining ULURU Inc., Mr. Wallberg was Chief Financial Officer with Alliance Hospitality Management from 2004 to 2005 and previous to that was Chief Financial Officer for DCB Investments, Inc., a Dallas, Texas based diversified real estate holding company, from 2000 to 2004.  During his five year tenure at DCB Investments, Mr. Wallberg acquired valuable experience with several successful start-up businesses and dealing with the external financial community.  Prior to DCB Investments, Mr. Wallberg spent 22 years with Metro Hotels, Inc., serving in several finance/accounting capacities and culminating his tenure as Chief Financial Officer.  Mr. Wallberg is a member of the American Society and the Texas Society of Certified Public Accountants and is a graduate of the University of Arkansas, Little Rock.

Senior Management

Daniel G. Moro has served as our Vice President - Polymer Drug Delivery since March 2006.  Previously, Mr. Moro served as Vice President - Polymer Drug Delivery at Access Pharmaceuticals, Inc. from September 2000 until October 2005.  He managed various drug delivery projects related to Hydrogel polymers.  He invented the mucoadhesive erodible drug delivery technology (OraDisc™) for the controlled administration of actives and is the co-inventor of our hydrogel nanoparticle aggregate technology.  Previously, Mr. Moro served as Vice President, Operations for a Division of National Patent Development Corporation (“NPDC”) which developed the soft contact lens.  Prior to his operational experience, Mr. Moro spent 20 years at the NPDC as a senior research scientist and invented and commercialized several technologies, including a hydrogel burn and wound dressing and a subcutaneous retrievable drug delivery implant to treat prostate cancer.  Mr. Moro has over twenty five years experience of pharmaceutical development and holds nine patents related to drug delivery applications, four of which have been commercialized.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2014 fiscal year or written representatives from our directors and executive officers, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2014 fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s executive officers including determining base salary and annual incentive compensation amounts, if any, and recommending stock option grants and other stock-based compensation under our equity incentive plans.

Dialogue with our Stockholders

In June 2013, we gave our stockholders the opportunity to approve at our annual meeting of stockholders, on an advisory basis, the annual compensation of the Company's named executive officers. At our 2013 annual meeting of stockholders, approximately 73% of our voting stockholders approved the annual compensation of the Company's named executive officers. Our Compensation Committee considered these results in connection with its analysis of our executive compensation program in making its determination of the form and amount of executive compensation awarded for 2014. For the year ended December 31, 2015, as discussed in detail below, the components of our compensation have remained unchanged from prior years and the range of salary amounts and incentive compensation awarded to our named executive officers is consistent with the prior year.

Our Chief Executive Officer and Chief Financial Officer regularly speak with our major stockholders, as well as many smaller stockholders, and have made presentations at ten investor seminars in the last twelve months.  We discuss our compensation matters regularly with our stockholders, including comparisons of our compensation practices to those of our peers.  Our stockholders have continued to express support for our compensation philosophy and the components of our compensation.  As a result of our stockholders’ approval of our executive compensation in 2013, our dialogues with stockholders and our ongoing review of our compensation policies and decisions, we believe our existing executive compensation program effectively aligns the interests of our named executive officers with those of our stockholders.

At the 2013 annual meeting of stockholders, approximately 80% of our voting stockholders approved, on an advisory basis, the frequency of three years for future non-binding advisory votes for approving the compensation of our named executive officers.

Overview and Philosophy

The goals of our executive compensation program are to:

▪	provide competitive compensation that will help attract, retain and reward qualified executives, with a focus on talent from within the bio-pharmaceutical industry;

▪	align management’s interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

▪	align management’s interests with the interests of stockholders by including long-term equity incentives.

To achieve these goals, we focus on several key points in the design of our executive compensation program.  First, retention is a very important consideration in our compensation programs, and internal promotion and retention of key executive talent has been a significant feature of our company.  We believe that retention involves two interrelated components – establishment of a working environment that provides intangible benefits to our executives and encourages longevity and overall compensation that is generally competitive within our industry and among companies of comparable size and complexity.  Augmenting compensation with a desirable working environment enables us to maintain an overall compensation program that generally provides  average overall compensation to our executive officers, as compared to companies with which we compete for talent, but still remain competitive.  Our Compensation Committee has not historically employed compensation consultants to assist it in designing our compensation programs.  Instead, we rely on our familiarity with the market and ongoing market intelligence, including occasional review of publicly available compensation information of other companies, both those with which we compete and those within our geographic labor market, to gauge the competitiveness of our compensation programs.  In particular, our Compensation Committee has considered market data from Alliqua BioMedical, Inc., Antares Pharma, Inc., BioDelivery Sciences International, Inc., Corium International, Inc., Derma Sciences, Inc., Durect Corp., Elite Pharmaceuticals, Inc., InSite Vision Incorporated, Juniper Pharmaceuticals, Inc., and OraSure Technologies, Inc. (collectively, the “Peer Group).  We use this data to help benchmark our executive compensation policies. The companies in the Peer Group were selected based upon various factors, including industry, number of employees, number and type of commercialized products, depth of drug development pipeline, annual spending on research and development activities, and market capitalization.  The companies comprising the Peer Group are periodically reviewed and updated each year.

The Compensation Committee also seeks a compensation structure that is internally consistent and provides appropriate compensation for our executives in relation to one another.  Consequently, the Compensation Committee does not focus on any particular benchmark to set executive compensation.  Instead, we believe that a successful compensation program requires the application of judgment and subjective determinations based on the consideration of a number of factors.  These factors include the following:

▪	the scope and strategic impact of the executive officer’s responsibilities, including the importance of the job function to our business;

▪	our past financial performance and future expectations;

▪	the performance and experience of each individual;

▪	past salary levels of each individual and of the officers as a group;

▪	our need for someone in a particular position; and

▪	for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer, in consultation with our Chief Financial Officer.

The Compensation Committee does not assign relative weights or rankings to these factors.  Our allocation of compensation between cash and equity awards, our two principal forms of compensation, is based upon our historical practice and our evaluation of the cost of equity awards, as discussed in more detail below.

Our Chief Executive Officer works closely with the Compensation Committee to maintain an open dialogue regarding the Compensation Committee’s goals, progress towards achievement of those goals and expectations for future performance.  The Chief Executive Officer updates the Compensation Committee regularly on results and compensation issues.  Our Chief Executive Officer also provides the Compensation Committee, and in particular, the Compensation Committee Chair, with recommendations regarding compensation for our executive officers other than himself.  In part because the Chief Executive Officer works closely with the Compensation Committee throughout the year, the Compensation Committee is in a position to evaluate his performance and make its own determinations regarding appropriate levels of compensation for the Chief Executive Officer.

Employee Compensation Risks

The Company’s management and the Compensation Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers.  Based on the results of this assessment, we do not believe that our compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits ULURU’s tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer or to certain other executive officers. Compensation that meets the requirements for qualified performance-based compensation or certain other exceptions under the Internal Revenue Code, is not included in this limit.  Generally, the Compensation Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of our compensation programs.  To that end, our Equity Incentive Plan and Incentive Bonus Plan were designed to meet the requirements so that grants and annual incentive bonuses under those plans will be performance-based compensation for Section 162(m) purposes.  However, in part because the compensation of the executive officers is well below the $1,000,000 threshold, the Board of Directors has not set performance targets in recent years (including the current year).  Accordingly, awards under the Incentive Bonus Plan do not currently qualify as performance-based compensation under Section 162(m).

Components of Executive Compensation

Our executive compensation program consists of base salary, an annual incentive bonus program, and long-term equity incentives in the form of stock options and restricted stock grants.  Executive officers also are eligible to participate in certain benefit programs that are generally available to all of our employees, such as medical insurance programs, life insurance programs and our 401(k) plan.  The Compensation Committee of our Board of Directors oversees our executive compensation program.

Base Salary

Base salaries are the most basic form of compensation and are integral to any competitive employment arrangement.  At the beginning of each fiscal year, the Compensation Committee establishes an annual base salary for our executive officers based on recommendations made by our Chief Executive Officer as to all such executive officers other than himself, in consultation with our Chief Financial Officer.  Consistent with our compensation objectives and philosophy described above, the Compensation Committee attempts to set base salary compensation, and adjust it when warranted, based on company financial performance, the individual’s position and responsibility within our company and performance in that position, the importance of the executive’s position to our business, and the compensation of other executive officers of ULURU with comparable qualifications, experience and responsibilities.  The Compensation Committee also generally takes into account its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies with which we compete for executive talent including but not limited to our Peer Group.  The Compensation Committee also reviews historical salary information for each of the executive officers as part of its analysis in setting base salary structures. The Compensation Committee uses this information to review historical progression of each executive officer’s compensation and to identify variations in compensation levels among the executive officers.

The Compensation Committee has determined to maintain the annual base salaries for Mr. Gray, our Chief Executive Officer, Terrance K. Wallberg, our Chief Financial Officer, and Daniel G. Moro, our Vice President – Polymer Drug Delivery, in 2015 as the Company strives to improve financial performance during 2015.

The base salary rates for 2015 and 2014 are as follows:

Named Executive Officers & Senior Management Employee	2015 Salary	2014 Salary	% Increase
Kerry P. Gray (1)(2)(3)	$360,000	$335,000	7.5%
Terrance K. Wallberg (4)	$200,000	$200,000	0.0%
Daniel G. Moro (5)	$175,000	$175,000	0.0%

(1)
For 2015, Mr. Gray will receive total compensation of $360,000 which is comprised of $150,000 for his duties as President and Chief Executive Officer and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.

(2)
During 2014, Mr. Gray earned compensation of $360,000 which was comprised of $25,000 pursuant to a Separation Agreement, $125,000 for his duties as President and Chief Executive Officer, and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s cash and financial resources during 2014, Mr. Gray temporarily deferred $150,000 of compensation which consisted of $62,500 earned as salary compensation for his duties as President and Chief Executive Officer and $87,500 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2014, Mr. Gray was also repaid $269,986 of temporarily deferred compensation from prior years, of which $100,000 was used by Mr. Gray for funding required for certain equity purchases of the Company’s Common Stock.

(3)
During 2013, Mr. Gray earned compensation of $360,000 which was comprised of $150,000 pursuant to a Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s cash and financial resources during 2013, Mr. Gray temporarily deferred $221,500 of compensation which consisted of $11,500 earned pursuant to a Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2013, Mr. Gray was also repaid $312,500 of temporarily deferred compensation from prior years, of which $300,000 was used by Mr. Gray for funding required for certain equity purchases of the Company’s Common Stock.

(4)
During 2014, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  During 2014, Mr. Wallberg was also repaid $25,000 of temporarily deferred compensation from prior years, of which $10,000 was used by Mr. Wallberg for funding required for certain equity purchases of the Company’s Common Stock.  During 2013, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  During 2013, Mr. Wallberg was also repaid $35,769 of temporarily deferred compensation from prior years, of which $30,000 was used by Mr. Wallberg for funding required for certain equity purchases of the Company’s Common Stock.

(5)
During 2014, Mr. Moro earned salary compensation of $175,000 for his duties as Vice President–Polymer Drug Delivery.  During 2014, Mr. Moro was also repaid $17,188 of temporarily deferred compensation from prior years.  During 2013, Mr. Moro earned salary compensation of $175,000 for his duties as Vice President–Polymer Drug Delivery.  During 2013, Mr. Moro was also repaid $20,000 of temporarily deferred compensation from prior years, of which $20,000 was used by Mr. Moro for funding required for certain equity purchases of the Company’s Common Stock.

Annual Bonus

In the past, we have provided annual bonuses under our Incentive Bonus Plan, which is designed to motivate and reward executives for their contribution to the company’s performance during the fiscal year.  A portion of the total cash compensation that our executive officers and senior management employee could receive each year may be paid through this program, and thus is dependent upon our corporate performance and individual performance.

Although the Company has in the past identified specific measurable performance objectives in connection with its Incentive Bonus Plan, the Compensation Committee now evaluates performance at the end of each fiscal year on a subjective basis and determines to award, or not award,  an incentive bonus.  Factors considered by the Compensation Committee include the Company’s revenue, operating expense, product development, business development and available cash.

To date, the Compensation Committee has not determined to provide annual bonuses to any employees related to performance in 2014.

Set forth below with respect to the named executive officers and senior management employee is information on the maximum bonus anticipated by their employment agreement, if any, and the actual bonus paid with respect to the 2014 fiscal year.

Named Executive Officers & Senior Management Employee	Target Bonus Level (1)	2014 Bonus		Percentage of 2014 Base Salary
Kerry P. Gray (2)	n/a	$	---	0.0%
Terrance K. Wallberg	30%	$	---	0.0%
Daniel G. Moro	30%	$	---	0.0%

(1)	As a percentage of base salary, which is $200,000 for Terrance K. Wallberg and $175,000 for Daniel G. Moro. Bonuses are typically paid 50% in cash and 50% in stock.
(2)	During 2014, Mr. Gray did not participate in the Company’s Incentive Bonus Plan.

Restricted Stock Awards

As part of our Incentive Bonus Plan, executive officers and senior management are eligible to receive restricted stock awards in an amount to equal to the annual cash bonus.  The Compensation Committee believes that restricted stock awards can be a valuable tool in linking the personal interest of our executives to those of our stockholders.  Moreover, the vesting component of the restricted stock awards provides a valuable retention tool, and retention is a significant consideration in making these awards.

To date, the Compensation Committee has not provided awards of restricted stock to any employees related to 2014 performance.

Stock Options

Executive officers and senior management are also eligible to receive grants of stock option awards under our Equity Incentive Plan, which is described in the narrative following the Summary Compensation Table.  Typically, we have granted stock options every year because these awards are consistent with our compensation goals of aligning executives’ interests with those of our stockholders in the long term, and because these grants are a standard form of compensation among the companies with which we compete for executive talent including but not limited to our Peer Group. The Compensation Committee believes that stock option awards can be an especially valuable tool in linking the personal interests of executives to those of our stockholders, because executives’ compensation under these awards is directly linked to our stock price. These awards give executive officers a significant, long-term interest in the company’s success.  In addition, they can provide beneficial tax treatment that executives’ value. Moreover, the vesting component of our stock option awards provides a valuable retention tool, and retention is a significant consideration in making these awards.

To date, the Compensation Committee has not granted any stock option awards to any of the Company’s employees in 2015 (relating to performance in 2014).  The Compensation Committee may meet subsequent to the distribution of this Proxy Statement to determine the stock option awards, if any, to be granted to Company employees in 2015 (relating to 2014 performance).

On September 25, 2014, the Board approved a stock option grant to Mr. Gray to purchase 250,000 shares of Common Stock with an exercise price of $1.15 per share and an expiration date of September 25, 2019.  The Board also approved stock option grants to Mr. Wallberg and Mr. Moro, to purchase shares of Common Stock of 40,000 and 25,000, respectively, with an exercise price of $1.15 per share and an expiration date of September 25, 2024.

The stock option grants issued to Messrs. Gray, Wallberg, and Moro will become exercisable over a three year period with the vesting of such shares of the Company’s Common Stock being determined every nine months upon a review and evaluation by the Company’s Compensation Committee of each of their respective contributions to the progress of the Company’s business plan.

Other Compensation and Personal Benefits

We maintain general broad-based employee benefit plans in which our executives participate, such as health insurance plans, life and disability insurance, and a 401(k) plan.  These benefits are provided as part of the basic conditions of employment for all of our employees. In addition, we believe that providing these basic benefits is necessary for us to attract and retain high-level executives working in our industry and in our geographic area.  We believe that these benefits substantially enhance employee morale and performance.  Our benefit plans may change over time as the Compensation Committee determines appropriate.

The Company’s 401(k) plan permits a contribution of up to 4% of salary to our 401(k) plan and we match 100% of such contribution, subject to limitations established by law.  Participation in the Company’s 401(k) plan and receipt of matching contributions is available to all full-time employees.  We consider the matching contribution feature to be an important aspect of our compensation program because it is our only retirement program for our named executive officers and senior management.

Retirement Benefits

Our executive officers and senior management do not participate in any defined benefit retirement plans such as a pension plan.  We do not have any deferred compensation programs.  As noted above, our executive officers and senior management are eligible for our 401(k) plan, and we match those contributions as described immediately above in “Other Compensation and Personal Benefits”.

Compensation Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Jeffrey B. Davis, Chairman
Helmut Kerschbaumer

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2014 and December 31, 2013, the total compensation earned by or paid to our Chief Executive Officer and Chief Financial Officer, who are our named executive officers, and, due to the absence of additional executive officers, our most highly compensated senior management employee as of December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)

Kerry P. Gray (1)	2014	335,000	---	---	38,036	---	25,000	398,036
President & Chief Executive Officer	2013	210,000	---	---	15,758	---	150,000	375,758

Terrance K. Wallberg (2)	2014	200,000	---	---	10,108	---	10,328	220,436
Vice President & Chief Financial Officer	2013	200,000	---	---	5,673	---	10,759	216,432

Daniel G. Moro (3)	2014	175,000	---	---	8,430	---	9,482	192,912
Vice President – Polymer Drug Delivery	2013	175,000	---	---	5,201	---	8,758	188,959

(1)
During 2014, Mr. Gray earned compensation of $360,000 which was comprised of $25,000 pursuant to a Separation Agreement, $125,000 for his duties as President and Chief Executive Officer, and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s cash and financial resources during 2014, Mr. Gray temporarily deferred $150,000 of compensation which consisted of $62,500 earned as salary compensation for his duties as President and Chief Executive Officer and $87,500 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2014, Mr. Gray was also repaid $269,986 of temporarily deferred compensation from prior years, of which $100,000 was used by Mr. Gray for funding required for certain equity purchases of the Company’s Common Stock.  During 2013, Mr. Gray earned compensation of $360,000 which was comprised of $150,000 pursuant to a Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s cash and financial resources during 2013, Mr. Gray temporarily deferred $221,500 of compensation which consisted of $11,500 earned pursuant to a Separation Agreement and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2013, Mr. Gray was also repaid $312,500 of temporarily deferred compensation from prior years, of which $300,000 was used by Mr. Gray for funding required for certain equity purchases of the Company’s Common Stock.

(2)
During 2014, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  During 2014, Mr. Wallberg was also repaid $25,000 of temporarily deferred compensation from prior years, of which $10,000 was used by Mr. Wallberg for funding required for certain equity purchases of the Company’s Common Stock.  During 2013, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  During 2013, Mr. Wallberg was also repaid $35,769 of temporarily deferred compensation from prior years, of which $30,000 was used by Mr. Wallberg for funding required for certain equity purchases of the Company’s Common Stock.

(3)
During 2014, Mr. Moro earned salary compensation of $175,000 for his duties as Vice President–Polymer Drug Delivery.  During 2014, Mr. Moro was also repaid $17,188 of temporarily deferred compensation from prior years.  During 2013, Mr. Moro earned salary compensation of $175,000 for his duties as Vice President–Polymer Drug Delivery.  During 2013, Mr. Moro was also repaid $20,000 of temporarily deferred compensation from prior years, of which $20,000 was used by Mr. Moro for funding required for certain equity purchases of the Company’s Common Stock.

(4)
The amounts shown do not reflect compensation actually received by our named executive officers and senior management employee or the actual value that may be recognized by our named executive officers and senior management employee with respect to these awards in the future.  Instead, the amounts in this column represent the Black-Scholes fair value of options that we recorded as expense in 2014 and thus include amounts from awards prior to 2014.  During 2014, we granted stock option awards to Messrs. Gray, Wallberg, and Moro to purchase 250,000, 40,000, and 25,000 shares of Common Stock, respectively.  The fair value on the date of grant for the stock option awards to Messrs. Gray, Wallberg, and Moro was $202,344, $32,375, and $20,234, respectively.  For a description of the assumptions used to determine the fair value of options recorded as expense in 2014 and the grant date fair value of options granted in 2014, see Note 15 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2014, except that, as required by SEC regulations, the amounts included herein do not reflect any assumed forfeitures.

(5)	All Other Compensation includes the following:

Name	Fiscal Year	401(k) Matching Contributions	Life and Disability Insurance	Separation Agreement	Other	Total
Kerry P. Gray	2014	---	---	$25,000	---	$25,000
Terrance K. Wallberg	2014	$9,000	$968	---	$360	$10,328
Daniel G. Moro	2014	$7,688	$1,561	---	$233	$9,482

Kerry P. Gray	2013	---	---	$150,000	---	$150,000
Terrance K. Wallberg	2013	$9,431	$968	---	$360	$10,759
Daniel G. Moro	2013	$7,000	$1,561	---	$197	$8,758

Grants of Plan Based Awards During Fiscal Year 2014

The following table sets forth information regarding grants of stock options and grants of restricted stock awards under the Company’s Equity Incentive Plan and under the Company’s Incentive Bonus Plan during 2014 to named executive officers and senior management employee at the discretion of the Compensation Committee.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock on Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Kerry P. Gray (4)	n/a	n/a	n/a	n/a	---	---	---	---
	09/25/14	---	---	---	---	250,000	$1.15	$202,344

Terrance K. Wallberg	n/a	$-0-	$60,000	$120,000	---	---	---	---
	09/25/14	---	---	---	---	40,000	$1.15	$32,375

Daniel G. Moro	n/a	$-0-	$52,500	$105,000	---	---	---	---
	09/25/14	---	---	---	---	25,000	$1.15	$20,234

(1)
The amounts shown reflect the range of possible bonuses payable in accordance with the Bonus Incentive Plan previously established by our Compensation Committee for our named executive officers and senior management employee.  The amounts shown in the “threshold” column reflect the lowest amount payable under the plan in the event our Compensation Committee determined that no corporate or individual goals were met by the individual with respect to the year ended December 31, 2014.  The amounts shown in each of the “target” and “maximum” columns reflect the amount payable under the plan with respect to each of the named executive officers and senior management employee for services rendered during the year ended December 31, 2014.  For 2014, the “target” bonus percentage for Mr. Wallberg and Mr. Moro was 30% of base salary.  The “maximum” bonus awards are capped at 200% of the “target” award opportunity.

(2)
Stock option awards granted in 2014 will become exercisable over a three year period with the vesting being determined every nine months upon a review and evaluation by the Company’s Compensation Committee of each employee’s contribution to the progress of the Company’s business plan. The stock option award for Mr. Gray expires five years from the date of grant and the stock option awards for Mr. Wallberg and Mr. Moro expire ten years from the date of grant.

(3)
Reflects the grant date fair value of each equity award in accordance with ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 15 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2014.

(4)	During 2014, Mr. Gray did not participate in the Company’s Incentive Bonus Plan.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information regarding grants of stock options and grants of unvested restricted stock awards held by the named executive officers and senior management employee at December 31, 2014.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kerry P. Gray	03/20/13	175,000	75,000	$0.33	03/20/2018	---	---
	09/25/14	---	250,000	$1.15	09/25/2019	---	---

Terrance K. Wallberg	12/06/06	13,334	---	$14.25	12/06/2016	---	---
	02/12/08	5,334	---	$34.65	02/12/2018	---	---
	03/20/13	52,500	37,500	$0.33	03/20/2023	---	---
	09/25/14	---	40,000	$1.15	09/25/2024	---	---

Daniel G. Moro	12/06/06	13,334	---	$14.25	12/06/2016	---	---
	02/12/08	5,334	---	$34.65	02/12/2018	---	---
	03/20/13	45,000	37,500	$0.33	03/20/2023	---	---
	09/25/14	---	25,000	$1.15	09/25/2024	---	---

(1)
The unvested portion of stock option awards granted in 2014 and 2013 will become exercisable over a three year period with the vesting being determined every nine months upon a review and evaluation by the Company’s Compensation Committee of each employee’s contribution to the progress of the Company’s business plan.  The stock option award for Mr. Gray expires five years from the date of grant and the stock option awards for Mr. Wallberg and Mr. Moro expire ten years from the date of grant.  All other options are fully vested.

Option Exercises and Stock Vested in 2014

During 2014, there were no option exercises and no vesting of restricted stock awards for each of our named executive officers and senior management employee.

Employment, Severance and Change in Control Agreements

Chief Executive Officer

Kerry P. Gray

On March 9, 2009, Mr. Gray resigned as the Company’s President and Chief Executive Officer and entered into a Separation Agreement with the Company.  After such resignation, Mr. Gray continued to serve as a Director for the Company.  On September 9, 2009, Mr. Gray was appointed to serve as the Company’s Chairman of the Board of Directors.  On February 15, 2010, Mr. Gray was appointed to also serve as Chairman of the Executive Committee of the Board of Directors.  On June 4, 2010, Mr. Gray was appointed to also serve as the Company’s President and Chief Executive Officer.

Effective March 2015, Mr. Gray is eligible to receive the following:

▪	annual compensation of $150,000 as President and Chief Executive Officer;
▪	annual compensation of $210,000 as Chairman of the Executive Committee of the Board; and
▪	stock options and restricted stock at the discretion of our Board.

During 2014, Mr. Gray earned compensation of $360,000 which was comprised of $25,000 pursuant to a Separation Agreement (which expired on February 2014), $125,000 for his duties as President and Chief Executive Officer, and $210,000 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  As part of a plan to conserve the Company’s cash and financial resources during 2014, Mr. Gray temporarily deferred $150,000 of compensation which consisted of $62,500 earned as salary compensation for his duties as President and Chief Executive Officer and $87,500 for his duties as Chairman of the Executive Committee of the Company’s Board of Directors.  During 2014, Mr. Gray was also repaid $269,986 of temporarily deferred compensation from prior years, of which $100,000 was used by Mr. Gray for funding required for certain equity purchases of the Company’s Common Stock.  During 2014, Mr. Gray did not participate in the Company’s Incentive Bonus Plan.

In September 2014, the Company granted a stock option award to Mr. Gray to purchase 250,000 shares of Common Stock with an exercise price of $1.15 per share and an expiration date of September 25, 2019.  The stock option grant issued to Mr. Gray will become exercisable over a three year period with the vesting of such shares of the Company’s Common Stock being determined every nine months upon a review and evaluation by the Company’s Compensation Committee of Mr. Gray’s contribution to the progress of the Company’s business plan.

Mr. Gray is not party to an executive employment agreement but is party to our standard employee agreements that contain non-solicitation, confidentiality and non-competition covenants, and a requirement for the assignment of certain invention and intellectual property rights to the Company.  The Company has no contractual obligation to Mr. Gray related to employment, severance, or change in control.

Executive Officer and Senior Management

Terrance K. Wallberg

Mr. Wallberg has served as our Vice President and Chief Financial Officer since March 2006.  The Compensation Committee has determined to maintain the current existing annual base salary for Mr. Wallberg at $200,000 during 2015.

During 2014, Mr. Wallberg earned salary compensation of $200,000 for his duties as Vice President and Chief Financial Officer.  During 2014, Mr. Wallberg was also repaid $25,000 of temporarily deferred compensation from prior years, of which $10,000 was used by Mr. Wallberg for funding required for certain equity purchases of the Company’s Common Stock.

Mr. Wallberg is eligible to participate in all of our employee benefits programs available to executives.  Mr. Wallberg is also eligible to receive:

▪
a bonus payable in cash and Common Stock, with a target bonus of 30% of his base salary and a maximum bonus of 60% of his base salary, related to the attainment of reasonable performance goals specified by our Board (provided that since the Board has not specified performance goals, such bonus will be granted, or not granted, on a discretionary basis); and

▪	stock options and restricted stock at the discretion of our Board.

In September 2014, the Company granted a stock option award to Mr. Wallberg to purchase 40,000 shares of Common Stock with an exercise price of $1.15 per share and an expiration date of September 25, 2024.  The stock option grant issued to Mr. Wallberg will become exercisable over a three year period with the vesting of such shares of the Company’s Common Stock being determined every nine months upon a review and evaluation by the Company’s Compensation Committee of Mr. Wallberg’s contribution to the progress of the Company’s business plan.

Mr. Wallberg is not party to an executive employment agreement but is party to our standard employee agreements that contain non-solicitation, confidentiality and non-competition covenants, and a requirement for the assignment of certain invention and intellectual property rights to the Company.  The Company has no contractual obligation to Mr. Wallberg related to employment, severance, or change in control.

Daniel G. Moro

Mr. Moro has served as our Vice President-Polymer Drug Delivery since March 2006.  The Compensation Committee has determined to maintain the current existing annual base salary for Mr. Moro at $175,000 during 2015.

During 2014, Mr. Moro earned salary compensation of $175,000 for his duties as Vice President–Polymer Drug Delivery.  During 2014, Mr. Moro was also repaid $17,188 of temporarily deferred compensation from prior years.

Mr. Moro is eligible to participate in all of our employee benefits programs available to executives.  Mr. Moro is also eligible to receive:

▪
a bonus payable in cash and Common Stock, with a target bonus of 30% of his base salary and a maximum bonus of 60% of his base salary, related to the attainment of reasonable performance goals specified by our Board (provided that since the Board has not specified performance goals, such bonus will be granted, or not granted, on a discretionary basis);

▪	stock options and restricted stock at the discretion of our Board.

In September 2014, the Company granted a stock option award to Mr. Moro to purchase 25,000 shares of Common Stock with an exercise price of $1.15 per share and an expiration date of September 25, 2024.  The stock option grant issued to Mr. Moro will become exercisable over a three year period with the vesting of such shares of the Company’s Common Stock being determined every nine months upon a review and evaluation by the Company’s Compensation Committee of Mr. Moro’s contribution to the progress of the Company’s business plan.

Mr. Moro is not party to an executive employment agreement but is party to our standard employee agreements that contain non-solicitation, confidentiality and non-competition covenants, and a requirement for the assignment of certain invention and intellectual property rights to the Company.  The Company has no contractual obligation to Mr. Moro related to employment, severance, or change in control.

Potential Payments upon Termination

The following table describes the potential payments upon termination of employment of our named executive officers and senior management employee by the Company as of December 31, 2014.

Name	Severance Payment Upon Termination (1)	Deferred Compensation (2)		Vested Paid Time Off Benefits (3)		Total
Kerry P. Gray	$12,500		$150,000	$	---	$162,500
Terrance K. Wallberg	$16,667	$	---		$20,000	$36,667
Daniel G. Moro	$14,583	$	---		$(1,683)	$12,900

(1)	Represents one month salary based on base salary as of December 31, 2014.
(2)
During the years of 2014, 2013, 2012, and 2011, Messrs. Gray, Wallberg, and Moro temporarily deferred certain portions of their compensation.  As of December 31, 2014, Messrs. Gray, Wallberg, and Moro are owed $150,000, nil, and nil, respectively.

(3)	The Company maintains a paid-time-off benefit plan in lieu of vacation/holiday/sick benefits. The Table includes vested and unpaid/(advanced) benefits as of December 31, 2014.

Uluru 401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees.  The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code.  The plan provides that each participant may contribute up to the statutory limit, which was $17,500 and $17,500 for calendar years 2014 and 2013, respectively.  Participants who are 50 years or older can also make additional "catch-up" contributions over and above the statutory limit, which was $5,500 for calendar years 2014 and 2013, respectively.  Under the plan, each participant is fully vested in his or her deferred salary contributions, including any matching contributions by us, when contributed.  Participant contributions are held and invested by the participants in the plan's investment options. The plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule.  In 2014 and 2013, we matched 100% of participant contributions up to the first four percent of eligible compensation.  We intend to match participant contributions at the same levels in 2015.  The Company incurs the administrative costs of our 401(k) plan.

Equity Incentive Plan Information

Overview of Equity Incentive Plan

In March 2006, our Board adopted and our stockholders approved the Uluru 2006 Equity Incentive Plan (the “Equity Incentive Plan”), which initially provided for the issuance of up to 133,333 shares of our Common Stock pursuant to stock option and other equity awards.  At the annual meetings of the stockholders held on May 8, 2007, December 17, 2009, June 15, 2010, June 14, 2012, June 13, 2013, and on June 5, 2014, our stockholders approved amendments to the Equity Incentive Plan to increase the total number of shares of Common Stock issuable under the Equity Incentive Plan pursuant to stock options and other equity awards by 266,667 shares, 200,000 shares, 200,000 shares, 400,000 shares, 600,000 shares, and 1,000,000 shares, respectively, to a total of 2,800,000 shares.

In December 2006, we began issuing stock options to employees, consultants, and directors.  The stock options issued generally vest over a period of one to four years and have a maximum contractual term of ten years.  In January 2007, we began issuing restricted stock awards to our employees.  Restricted stock awards generally vest over a period of six months to five years after the date of grant.  Prior to vesting, restricted stock awards do not have dividend equivalent rights, do not have voting rights, and the shares underlying the restricted stock awards are not considered issued and outstanding.  Shares of Common Stock are issued on the date the restricted stock awards vest.

Purpose

The purpose of Equity Incentive Plan is to provide additional incentive to employees, officers,  directors and consultants of the Company.  It is intended that awards granted under Equity Incentive Plan strengthen the desire of such persons to remain in the employ or act as directors of the Company and stimulate their efforts on behalf of the Company.  The purpose of the proposed amendment is to provide the Company with additional capacity to grant awards to existing personnel and to attract qualified new employees, directors, advisers and consultants through award grants.

Administration

The Equity Incentive Plan is administered by a committee of non-employee members of the Board, chosen by the Board, and is currently administered by the Compensation Committee.  The Compensation Committee has the authority to determine those individuals to whom stock options or other equity awards should be granted, the number of shares to be covered by each award, the exercise price, the type of award, the award period, the vesting restrictions, if any, with respect to exercise of each award, the terms for payment of the exercise price and other terms and conditions of each award.

The Board or a committee of the Board has the authority to construe, interpret, amend and modify our Equity Incentive Plan as well as to determine the terms of an award.  Our Board may amend or modify our Equity Incentive Plan at any time.  However, no amendment or modification shall adversely affect the rights and obligations with respect to outstanding awards unless the holder consents to that amendment or modification.

Eligibility

Awards may be granted to officers, directors, employees, and non-employee service providers of the Company.  As of December 31, 2014, there are a total of nine officers, directors, and employees eligible to participate in such plan, in addition to a potentially unlimited number of non-employee service providers.  No election by any such person is required to participate in Equity Incentive Plan.

Types of Awards

Our Equity Incentive Plan permits us to grant stock options, stock appreciation rights, restricted stock and other stock-based awards to our employees, officers, directors, and non-employee service providers.  A stock option may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (“Code”) or a non-statutory stock option.

In general, the duration of a stock option granted under our Equity Incentive Plan cannot exceed ten years.  The exercise price of a statutory incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of grant.  A non-statutory stock option may be granted with an exercise price as determined by the Board or a committee of the Board; however, due to penalties under Section 409A of the Code associated with grants with an exercise price below fair market value of the Common Stock on the date of grants, all non-statutory options are have an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant.  A statutory incentive stock option may not be transferred, but a non-statutory stock option may be transferred as permitted in an individual stock option agreement and by will or the laws of descent and distribution.

Statutory incentive stock options may be granted only to our employees.  The aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to which such incentive stock options are exercisable for the first time by an optionholder during any calendar year under our Equity Incentive Plans may not exceed $100,000 or such other amount permitted under Section 422 of the Code.  A statutory incentive stock option granted to a person who at the time of grant owns or is deemed to own more than 10% of the total combined voting power of all classes of our outstanding stock or any of our affiliates must have a term of no more than five years and an exercise price that is at least 110% of fair market value at the time of grant.

The Equity Incentive Plan administrator determines the term of stock options granted under our Equity Incentive Plan, up to a maximum of ten years, except in the case of certain statutory incentive stock options, as described above.  Unless the terms of an optionee's stock option agreement or employment agreement provide otherwise, if an optionee's relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of ninety days following the cessation of service.  Unless the terms of an optionee's stock option agreement or service agreement provide otherwise, if an optionee's service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability or death.  The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws.  In no event, however, may an option be exercised beyond the expiration of its term.

Payment for shares purchased upon exercise of an option must be made in full in cash or by check, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Compensation Committee may approve, including payment in whole or in part in shares of the Common Stock, when the option is exercised. No incentive stock option is transferable and no non-qualified stock option is transferable (see discussion above) except by will or the laws of descent and distribution.

Stock appreciation rights ("SARs") granted under our Equity Incentive Plan entitle the holder to receive, subject to the provisions of the Equity Incentive Plan and an award agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value of a share of our Common Stock on the exercise date over (B) the base price per share specified in the award agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  Payment of the amount receivable by a holder upon any exercise of a SAR may be made by the delivery of shares of our Common Stock or cash, or any combination of shares and cash, as determined by the plan administrator.  SARs are transferable only as provided for in the award agreement.  No SARs were granted or are outstanding as of December 31, 2014.

Restricted stock awards and stock unit awards granted under our Equity Incentive Plan entitle the holder (i) in the case of restricted stock awards, to acquire shares of our Common Stock and (ii) in the case of stock unit awards, to be paid the fair market value of our Common Stock on the exercise date.  Stock unit awards may be settled in shares of Common Stock, cash or a combination thereof, as determined by the plan administrator.  Restricted stock awards and stock unit awards may be subject to vesting periods and other restrictions and conditions as the plan administrator may include in an award agreement.  Unvested restricted stock awards and stock units may not be transferred except as set forth in an award agreement.  As of December 31, 2014, no stock unit awards were granted or outstanding and no restricted stock awards were outstanding.

Award agreements for restricted stock awards specify the applicable restrictions on the shares of Common Stock subject to a given award, the duration of such restrictions and the times at which such restrictions lapse with respect to all or a specified number of shares.  Notwithstanding the foregoing, the plan administrator may reduce or shorten the duration of any restriction applicable to any shares of Common Stock awarded to any holder.  A holder's rights as a stockholder with respect to the shares of restricted stock awarded are specified in an award agreement.

Award agreements for stock unit awards specify the number and terms and conditions of such stock units, as well as the manner in which such stock units may be exercised and the holder's rights as a stockholder with respect to such stock units.

Shares Subject to Equity Incentive Plan

The shares issued or to be issued under Equity Incentive Plan are shares of the Common Stock.  As of the date hereof, no more than 2,800,000 shares could be issued under Equity Incentive Plan.  The limit is subject to future adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.

As of December 31, 2014, we had granted options to purchase 2,061,167 shares of Common Stock since the inception of the Equity Incentive Plan, of which 1,699,907 were outstanding at a weighted average exercise price of $1.73 per share, and we had granted awards for 68,616 shares of restricted stock since the inception of the Equity Incentive Plan, of which none were outstanding.  As of December 31, 2014, there were 1,030,647 shares that remained available for future grants under our Equity Incentive Plan.

The following table sets forth the outstanding stock options or rights that have been authorized under equity compensation plans as of December 31, 2014.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2006 Equity Incentive Plan	1,699,907	$1.73	1,030,647

Equity compensation plans not approved by security holders	-0-	n/a	-0-

Total	1,699,907	$1.73	1,030,647

Tax Considerations

The following is a brief and general discussion of the Federal income tax rules applicable to awards under the Equity Incentive Plan.  With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.

Any tax deductions the Company may be entitled to in connection with awards under the Equity Incentive Plan may be limited by the $1 million limitation under Section 162(m) of the Code on compensation paid to any of our chief executive officer or other officers whose compensation is required to be disclosed in this Proxy Statement. This limitation is further discussed in this Proxy Statement in the Compensation Committee Discussion on Executive Compensation.

For purposes of this summary, we have assumed that no award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a non-qualified stock option with an exercise price which is less than the market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of these tax rules, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Certain Relationships and Related Transactions

Employment and Separation Agreements

As of December 31, 2014, we are not party to employment agreements with Kerry P. Gray, our President and Chief Executive Officer, Terrance K. Wallberg, our Vice President and Chief Financial Officer, and Daniel G. Moro, our Vice President – Polymer Drug Delivery.  Each of Messrs. Gray, Wallberg, and Moro continue to be employed by the Company on an “at-will” basis with the same base salary and each are eligible to participate in Company provided benefit programs, bonus programs, and equity incentive plans to include stock options and stock grants.  They continue to be party to agreements that contain non-solicitation, confidentiality and non-competition covenants, and a requirement for the assignment of certain invention and intellectual property rights to the Company.

As of February 28, 2014, we are no longer party to a separation agreement with Mr. Gray, our President and Chief Executive Officer.

Indemnification Agreements

In the normal course of business, we enter into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. Our exposure under these agreements is unknown because it involves claims that may be made against us in the future, but have not yet been made. To date, we have not paid any claims or been required to defend any action related to our indemnification obligations. However, we may record charges in the future as a result of these indemnification obligations.

In accordance with our restated articles of incorporation and our amended and restated bylaws, we have indemnification obligations to our officers and directors for certain events or occurrences, subject to certain limits, while they are serving at our request in their respective capacities. There have been no claims to date and we have a director and officer insurance policy that enables us to recover a portion of any amounts paid for future potential claims. We have also entered into contractual indemnification agreements with each of our officers and directors.

Common Stock Transactions with Related Persons

March 2013 Offering

On March 14, 2013, we entered into a Securities Purchase Agreement (the “March SPA”) with Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer and Terrance K. Wallberg, the Company’s Vice President and Chief Financial Officer (collectively, the “Investors”) relating to an equity investment of $440,000 by the Investors for 1,100,000 shares of our Common Stock (the “March Shares”) and warrants to purchase up to 660,000 shares of our Common Stock (the “March Warrants”) (the “March 2013 Offering”).  Under the March SPA, the purchase and sale of the March Shares and March Warrants took place at four closings over twelve months, with $88,000 being funded at the initial closing under the March SPA, $110,000 being funded on the four-month anniversary of the initial closing, $132,000 being funded on the eight-month anniversary of the initial closing, and $110,000 being funded on the one-year anniversary of the initial closing.  The March Warrants have a fixed exercise price of $0.60 per share, become exercisable in tranches on each of the four funding dates, and expire on the five-year anniversary of the initial closing.  On March 14, 2013, we closed the March 2013 Offering and received the initial funding tranche of $88,000 for the purchase of 220,000 shares of our Common Stock.  We received subsequent funding tranches of $110,000, $132,000, and $110,000 for the purchase of 275,000, 330,000, and 275,000 shares of our Common Stock on July 15, 2013, November 14, 2013, and March 14, 2014, respectively.

January 2013 Offering

On December 21, 2012, we entered into a Securities Purchase Agreement (the “2012 Purchase Agreement”) with IPMD relating to an equity investment of $2,000,000 by IPMD for 5,000,000 shares of our Common Stock (the “Shares”) and warrants to purchase up to 3,000,000 shares of our Common Stock (the “Warrants”) (the “January 2013 Offering”).  Under the 2012 Purchase Agreement, the purchase and sale of the Shares and Warrants took place at four closings over twelve months, with $400,000 being funded at the initial closing under the 2012 Purchase Agreement, $500,000 being funded on the four-month anniversary of the initial closing, $600,000 being funded on the eight-month anniversary of the initial closing, and $500,000 being funded on the one-year anniversary of the initial closing.  The Warrants have a fixed exercise price of $0.60 per share, become exercisable in tranches on each of the four funding dates, and expire on the one-year anniversary of the initial closing.  On January 3, 2013, we closed the January 2013 Offering and received the initial funding tranche of $400,000 for the purchase of 1,000,000 shares of our Common Stock.  We received subsequent funding tranches of $500,000, $300,000, $300,000, and $500,000 for the purchase of 1,250,000, 750,000, 750,000, and 1,250,000 shares of our Common Stock on May 7, 2013, September 6, 2013, October 24, 2013, and January 6, 2014 respectively.

In the 2012 Purchase Agreement, we also agree to appoint up to two directors nominated by IPMD to serve on our Board of Directors.  On January 17, 2013, the Board of Directors of the Company appointed Helmut Kerschbaumer and Klaus Kuehne to each serve as a director of the Company.  Messrs. Kerschbaumer and Kuehne are the designees of IPMD to serve on the Company’s Board of Directors pursuant to covenants in the 2012 Purchase Agreement with IPMD.

In the 2012 Purchase Agreement, we also agreed that we would not issue equity securities or rights to acquire equity securities without the unanimous approval of our Board of Directors and granted IPMD a right of first offer with respect to certain offerings or issuances of securities.

On January 3, 2014, the Warrants vested with respect to 3,000,000 shares of our Common Stock and were exercised by IPMD on that date pursuant to a Notice of Exercise, accepted by the Company, that provided for the issuance of 750,000 shares of Common Stock on each of January 31, 2014, February 28, 2014, March 31, 2014, and April 30, 2014 in exchange for the payment of $450,000 on each such date.

On January 31, 2014, IPMD entered into an Assignment Agreement (the “Assignment Agreement”) with The Punch Trust (“TPT”) and Michael I. Sacks (“Sacks”) pursuant to which IPMD assigned to TPT and Sacks its rights and interests to purchase up to 3,000,000 shares of our Common Stock as detailed in the Warrants and the Notice of Exercise.  Neither TPT nor Sacks paid any monetary consideration to IPMD in connection with the assignments under the Assignment Agreement.

Concurrent with the assignment under the Assignment Agreement described above, ULURU, TPT, Sacks, and IPMD entered into an Implementation Agreement (the “Implementation Agreement”) pursuant to which we consented and agreed to the assignment of the Warrants to TPT and Sacks.  We also agreed to issue and facilitate the delivery of the shares of Common Stock under the Warrants to TPT and Sacks upon their payment of the corresponding purchase price due under the Warrants.  Under the terms of the Warrants, Sacks made payments of $450,000 on each of January 31, 2014 and February 28, 2014 and $150,000 on each of March 31, 2014 and April 30, 2014.  The Company issued 750,000 shares of Common Stock to Sacks on each of January 31, 2014 and February 28, 2014 and 250,000 shares of Common Stock on each of March 31, 2014 and April 30, 2014.  Under the terms of the Warrants, TPT made payments of $300,000 on each of March 31, 2014 and April 30, 2014 and the Company issued 500,000 shares of Common Stock to TPT on each date, respectively.

On January 31, 2014, we also entered into a Registration Rights Agreement with TPT and Sacks whereby we agreed, among other things, to prepare and file with the SEC a registration statement for up the number of shares referred to therein within sixty days after a proper request and to use commercially reasonable efforts to cause such registration statement to be declared effective with the SEC and to keep such registration statement effective for a period of eighty days and, if necessary, such eighty day period being extended for up to sixty additional days.

Convertible Debt Transactions with Related Person

Convertible Note – July 2011

On July 28, 2011, we completed a convertible debt financing for $125,000 with Mr. Kerry P. Gray, the Company’s Chairman, President, and Chief Executive Officer (the “July 2011 Note”).  The July 2011 Note beared interest at the rate of 10.0% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest was due on July 28, 2014.  The outstanding principal balance of the July 2011 Note may be converted into shares of the Company’s Common Stock at a conversion price of $1.08 per share or 115,741 shares of Common Stock.  The July 2011 Note was collateralized by the grant of a security interest in the inventory, accounts receivables and capital equipment held by the Company.  The securities issuable on conversion have not been registered under the Securities Act of 1933 and may not be sold absent registration or an applicable exemption from the registration requirements.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 34,722 shares of the Company’s Common Stock.  The warrant has an exercise price of $1.08 per share and is exercisable at any time until July 28, 2016.

On July 3, 2012, the Company and Mr. Gray entered into a Modification Agreement for the purpose of deferring the annual payment of interest due on July 1, 2012 of $11,542 until such time as Mr. Gray provides written notice to us with such notice being no less than 15 days prior to the relevant payment date.  Moreover, the parties agreed that no Event of Default under the July 2011 Note had occurred as a result of any failure by us to make the annual payment of interest due on July 1, 2012.  Commencing on July 1, 2012, interest at the rate of 12.0% per annum accrued on the deferred interest payment of $11,542 until the relevant payment date.  On September 5, 2013, we remitted to Mr. Gray the annual interest due on July 1, 2012 of $11,542 and accrued interest thereon of $1,643.

On July 1, 2013, the Company and Mr. Gray entered into a Modification Agreement for the purpose of deferring the annual payment of interest due on July 1, 2013 of $12,501 until such time as Mr. Gray provides written notice to us with such notice being no less than 15 days prior to the relevant payment date.  Moreover, the parties agreed that no Event of Default under the July 2011 Note had occurred as a result of any failure by us to make the annual payment of interest due on July 1, 2013.  Commencing on July 1, 2013, interest at the rate of 12.0% per annum accrued on the deferred interest payment of $12,501 until the relevant payment date.  On October 28, 2013, we remitted to Mr. Gray the annual interest due on July 1, 2013 of $12,501 and accrued interest thereon of $492.

On July 28, 2014, we issued 115,741 shares of Common Stock to Mr. Gray for the conversion and final payment of $125,000 due under the July 2011 Note and remitted to Mr. Gray the annual interest due on July 28, 2014 of $13,457.

Convertible Note – June 2011

On June 13, 2011, we completed a $140,000 convertible debt financing with Mr. Gray (the “June 2011 Note”).  The June 2011 Note beared interest at the rate of 10% per annum, with annual payments of interest commencing on July 1, 2012.  The full amount of principal and any unpaid interest was due on June 13, 2014.  The outstanding principal balance of the June 2011 Note may be converted into shares of the Company’s Common Stock at a conversion price of $1.20 per share or 116,667 shares of Common Stock.  The June 2011 Note was collateralized by the grant of a security interest in the inventory, accounts receivables, and capital equipment held by the Company.  The securities issuable on conversion have not been registered under the Securities Act of 1933 and may not be sold absent registration or an applicable exemption from the registration requirements.  As part of the convertible debt financing, Mr. Gray also received a warrant to purchase up to 35,000 shares of the Company’s Common Stock.  The warrant has an exercise price of $1.20 per share and is exercisable at any time until June 13, 2016.

On July 3, 2012, the Company and Mr. Gray entered into a Modification Agreement for the purpose of deferring the annual payment of interest due on July 1, 2012 of $14,653 until such time as Mr. Gray provides written notice to us with such notice being no less than 15 days prior to the relevant payment date.  Moreover, the parties agreed that no Event of Default under the June 2011 Note had occurred as a result of any failure by us to make the annual payment of interest due on July 1, 2012.  Commencing on July 1, 2012, interest at the rate of 12.0% per annum accrued on the deferred interest payment of $14,653 until the relevant payment date.  On September 5, 2013, we remitted to Mr. Gray the annual interest due on July 1, 2012 of $14,653 and accrued interest thereon of $2,080.

On July 1, 2013, the Company and Mr. Gray entered into a Modification Agreement for the purpose of deferring the annual payment of interest due on July 1, 2013 of $14,001 until such time as Mr. Gray provides written notice to us with such notice being no less than 15 days prior to the relevant payment date.  Moreover, the parties agreed that no Event of Default under the June 2011 Note had occurred as a result of any failure by us to make the annual payment of interest due on July 1, 2013.  Commencing on July 1, 2013, interest at the rate of 12.0% per annum accrued on the deferred interest payment of $14,001 until the relevant payment date.  On October 28, 2013, we remitted to Mr. Gray the annual interest due on July 1, 2013 of $14,001 and accrued interest thereon of $553.

On June 13, 2014, we issued 116,667 shares of Common Stock to Mr. Gray for the conversion and final payment of $140,000 due under the June 2011 Note and remitted to Mr. Gray the annual interest due on June 13, 2014 of $13,346.

Related Party Transactions and Concentration

On January 17, 2013, the Board of Directors of the Company appointed Helmut Kerschbaumer and Klaus Kuehne to each serve as a director of the Company.

Mr. Kerschbaumer currently serves as a director of Altrazeal Trading GmbH, Altrazeal AG, and Melmed Holding AG (collectively, the “Altrazeal Distributors”) and Mr. Kuehne currently serves as a director of Altrazeal AG.  In such capacities, Mr. Kerschbaumer may be considered, either singularly or collectively, to have control of, and make investment and business decisions on behalf of the Altrazeal Distributors and Mr. Kuehne may be considered, either singularly of collectively, to have control of, and make investment and business decisions on behalf of Altrazeal AG.

Mr. Kerschbaumer and Mr. Kuehne currently serves as a director of ORADISC GmbH and in such capacity, Mr. Kerschbaumer and Mr. Kuehne may each be considered, either singularly or collectively, to have control of, and make investment and business decisions on behalf of the ORADISC GmbH.

Currently, we are party to License and Supply Agreements with Altrazeal Trading GmbH, Altrazeal AG, and Melmed Holding AG for the marketing and distribution of Altrazeal in various international territories.  We are also party to a License and Supply Agreement with ORADISC GmbH for the marketing of all applications of our OraDisc™ erodible film technology for dental applications including benzocaine (OraDisc™ B), re-mineralization dental strips, fluoride dental strips, long-acting breath freshener, amlexanox (OraDisc™ A) in certain territories, anti-psychotics, neurologic products, and actives for the treatment of erectile dysfunction.

For the years ended December 31, 2014 and 2013, the Company recorded revenues, in approximate numbers, of $802,000 and $281,000, respectively, with the various Altrazeal Distributors, which represented approximately 93% and 76% of our total revenues.

As of December 31, 2014 and 2013, Altrazeal Distributors had an outstanding net accounts receivable, in approximate numbers, of $798,000 and $174,000, respectively, which represented approximately 99% and 94% of our net outstanding accounts receivables.

Purchase of Altrazeal Trading, GmbH

On May 12, 2015, we entered into a Binding Term Sheet (the “Term Sheet”) with IPMD GmbH, an Austrian limited liability company, and Firnron Ltd., a Cypriot limited liability company (collectively, the “Seller”) related to our purchase of 75% of the share capital of Altrazeal Trading GmbH, an Austrian limited liability company (“Altrazeal Trading”).  Uluru currently owns the remaining 25% of share capital of Altrazeal Trading.  Altrazeal Trading is the distributor of Altrazeal® transforming powder dressing in European Union, Australia, New Zealand, Middle East (excluding Jordan and Syria), North Africa, Albania, Bosnia, Croatia, Kosovo, Macedonia, Montenegro, and Serbia.

Pursuant to the terms and conditions in the Term Sheet, the purchase price will be composed of 3,150,000 Euro for the purchase of the share capital of Altrazeal Trading and 88,834 Euro for the purchase of product inventory.  The purchase of the share capital of Altrazeal Trading will be paid in installments, with 1,147,200 Euro due at closing (of which 646,500 Euro will be paid with an offset of accounts receivable) and five installment payments of 500,700 Euro due by no later than June 30, 2015, August 31, 2015, October 31, 2015, and December 31, 2015.  The sale is structured as an “installment sale”, with 15% of equity in Altrazeal Trading being transferred upon the payment of each installment by us.  The installments are payable in either cash or in shares of our common stock at our option.  If installment payments are made in common stock, the calculation of shares to be issued will be 110% of the average closing price for the last 10 trading days prior to the installment payment date and include a warrant for 10% of the shares issued with a premium of $0.30 per share to the market price.  The purchase of the product inventory for 88,834 Euro will be paid on September 30, 2015

To the extent we issue shares of common stock to pay the purchase price, we have agreed to register the resale of such shares to the extent possible. The Term Sheet anticipates the negotiation and execution of a purchase agreement containing all terms of the Term Sheet and other standard terms for such a transaction within 60 days.  Such 60 day period expired on July 21, 2015 but both parties are continuing in their efforts to finalize the negotiation and execution of a purchase agreement by no later than November 15, 2015.

DIRECTOR COMPENSATION

Each director who is not also our employee is entitled to receive stock option awards to purchase a number of shares of our Common Stock, as determined by the Board.  In addition, we reimburse each director, whether an employee or not, the expenses of attending Board and committee meetings.

On September 25, 2014, the Board approved stock option grants to Messrs. Gray, Davis, Kerschbaumer, and Kuehne to purchase shares of Common Stock of 250,000, 100,000, 75,000, and 75,000, respectively, with an exercise price of $1.15 per share and an expiration date of September 25, 2019 and September 25, 2024 for the stock option grant to Mr. Gray and to Messrs. Davis, Kerschbaumer, and Kuehne, respectively.  The stock option grant issued to Mr. Gray will become exercisable over a three year period with the vesting of such shares of the Company’s Common Stock being determined every nine months upon a review and evaluation by the Company’s Compensation Committee of Mr. Gray’s contribution to the progress of the Company’s business plan.  The stock option grant issued to Mr. Davis will become exercisable over a two year period with 25,000 shares of the Company’s Common Stock vesting on March 25, 2015, September 25, 2015, March 25, 2016, and September 25, 2016, respectively.  The stock option grants issued to Messrs. Kerschbaumer and Kuehne will become exercisable over a two year period with 18,750 shares of the Company’s Common Stock vesting on March 25, 2015, September 25, 2015, March 25, 2016, and September 25, 2016, respectively.

Compensation

Other than Kerry P. Gray, whose compensation is disclosed above, the following table sets forth information regarding the compensation we paid to our directors in 2014:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Jeffrey B. Davis	---	---	$23,736	---	---	$23,736

Helmut Kerschbaumer	---	---	$20,133	---	---	$20,133

Klaus Kuehne	---	---	$20,133	---	---	$20,133

(1)
On September 25, 2014 stock option grants were issued to Messrs. Davis, Kerschbaumer, and Kuehne to purchase shares of Common Stock of 100,000, 75,000, and 75,000, respectively, with an exercise price of $1.15 per share and an expiration date of September 25, 2024.  The stock option grants issued to Mr. Davis will become exercisable over a two year period with 25,000 shares of the Company’s Common Stock vesting on March 25, 2015, September 25, 2015, March 25, 2016, and September 25, 2016, respectively.  The stock option grants issued to Messrs. Kerschbaumer and Kuehne will become exercisable over a two year period with 18,750 shares of the Company’s Common Stock vesting on March 25, 2015, September 25, 2015, March 25, 2016, and September 25, 2016, respectively.

(2)
The amounts shown do not reflect compensation actually received by our directors or the actual value that may be recognized by the directors with respect to these awards in the future.  Instead, the amounts in this column represent the Black-Scholes fair value of options that we recorded as expense in 2014 and thus include amounts from awards prior to 2014.  The fair value on the date of grant for the stock option awards to Messrs. Davis, Kerschbaumer, and Kuehne was $80,938, $60,703, and $60,703, respectively.  For a description of the assumptions used to determine the fair value of options recorded as expense in 2014 and the grant date fair value of options granted in 2014, see Note 15 to our Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2014, except that, as required by SEC regulations, the amounts included herein do not reflect any assumed forfeitures.

Option Exercises in 2014

There were no exercises of stock options by our directors during the 2014 fiscal year.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information regarding all outstanding stock option awards for each of our directors as of December 31, 2014, other than Kerry P. Gray, whose compensation is disclosed above.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey B. Davis	10,000	---	$24.75	12/13/2016
	1,667	---	$74.24	05/08/2017
	3,334	---	$20.70	05/15/2018
	1,667	---	$13.80	06/19/2018
	33,334	---	$2.55	04/26/2020
	75,000	---	$0.33	03/20/2023
	---	100,000	$1.15	09/25/2024

Helmut Kerschbaumer	75,000	25,000	$0.33	03/20/2023
	---	75,000	$1.15	09/25/2024

Klaus Kuehne	75,000	25,000	$0.33	03/20/2023
	---	75,000	$1.15	09/25/2024

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is presently composed of two directors; Jeffrey B. Davis and Helmut Kerschbaumer.  The Compensation Committee makes recommendations to the Board regarding executive compensation matters, including decisions relating to salary and annual incentive payments and grants of stock options.  During the 2014 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee, or other committees serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board operates under a written charter adopted by the Board, which charter is available on the Company’s website at www.uluruinc.com under the heading “Investor Relations.” Presently, the Audit Committee is composed of one non-employee director.  The Board has determined that Mr. Davis is independent under applicable SEC and NASDAQ rules and regulations. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with and without management present, and discussed and reviewed the results of the independent accountants’ examination of the Company’s financial statements.

Based upon the Audit Committee’s review of the independent financial statements and discussion with management, review of materials provided by and discussions with the independent accountants, and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the 2014 fiscal year for filing with the SEC.

The Audit Committee also recommended the appointment of Lane Gorman Trubitt, PLLC as our independent accountants for the fiscal year 2015 and the Board concurred with such recommendation.

AUDIT COMMITTEE

Jeffrey B. Davis, Chairman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of July 31, 2015, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors; (3) each named executive officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.  Unless otherwise indicated, the address of each stockholder listed in the table is c/o ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.  All shares of Common Stock subject to options or warrants exercisable within 60 days of July 31, 2015 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 24,819,534 shares of Common Stock outstanding as of July 31, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class

5% or Greater Stockholders:
IPMD GmbH (1)	5,000,000	20.2%
Kerry P. Gray, Chairman, Director, Chief Executive Officer, President (2)(3)	2,769,641	10.7%
Michael I. Sacks (4)	2,000,000	8.1%
Steven Paul Smith (5)	1,271,818	5.1%

Directors and Named Executive Officers:
Kerry P. Gray, Chairman, Director, Chief Executive Officer, President (2)(3)	2,769,641	10.7%
Jeffrey B. Davis, Director (6)	175,004	*
Helmut Kerschbaumer (7)	137,500	*
Klaus Kuehne (8)	137,500	*
Bradley J. Sacks (9)	20,000	*
Terrance K. Wallberg, Chief Financial Officer, Vice President (10)	332,925	1.3%

Directors and Executive Officers as a Group (6 persons) (11)	3,572,570	13.4%

* Less than 1% of the total outstanding Common Stock.

(1)	The address for IPMD GmbH ("IPMD") is Schreyvogelgasse 3/5, 1010 Wien, Vienna, Austria.
(2)
Includes 50,000 shares held by Kerry P. Gray, Trustee for benefit of Michael J. Gray and 50,000 shares held by Kerry P. Gray, Trustee for benefit of Lindsay K. Gray. Mr. Gray disclaims beneficial ownership of such shares.

(3)
Includes 669,722 shares of Common Stock issuable on exercise of warrants, and 500,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of July 31, 2015.

(4)
The address for Michael I. Sacks (“M Sacks”) is 11th Floor, Sandton City Office Towers, Sandhurst, Ext 3, Sandton, 2196, South Africa.  M Sacks is the father of Bradley J. Sacks (“B Sacks”).  As disclosed in the Schedule 13D/A, filed by M Sacks with the Securities and Exchange Commission on July 29, 2015, M Sacks, B Sacks and Centric Capital Ventures LLC (“Centric”) may be deemed to be a “group” within the meaning of Rule 13d-5(b) under the Exchange Act, however, M Sacks disclaims any beneficial ownership in the shares of Common Stock beneficially owned by B Sacks and Centric. B Sacks and Centric disclaim any beneficial ownership in the shares of Common Stock beneficially owned by M Sacks.

(5)
The address for Steven Paul Smith is 176 Rangeley Road, Chestnut Hill, MA 02467.  The information about the beneficial ownership of our Common Stock by Mr. Smith is based upon a Schedule 13G filed with the SEC on January 29, 2015.

(6)	Includes 175,004 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of July 31, 2015.
(7)	Includes 137,500 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of July 31, 2015.
(8)	Includes 137,500 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of July 31, 2015.
(9)
The address for Centric and B Sacks is 590 Madison Avenue, Floor 18, New York, NY 10022. B Sacks is the Managing Member of Centric and has sole voting and investment power with respect with to the Common Stock held by Centric.

(10)
Includes 60,000 shares of Common Stock issuable on exercise of warrants and 148,668 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of July 31, 2015.

(11)
Includes 729,722 shares of Common Stock issuable on exercise of warrants, and 1,098,672 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of July 31, 2015.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of independent auditors will be approved annually by the Audit Committee and generally ratified by our stockholders. The Audit Committee reviews and approves both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of Lane Gorman Trubitt, PLLC, who we refer to as Lane Gorman, as our independent auditors for the year ending December 31, 2015.  Lane Gorman has been the Company’s independent registered public accounting firm since March 29, 2007.  Representatives of Lane Gorman are not expected to be present at the Annual Meeting and, as a result, will not have an opportunity to make a statement or respond to questions.

Audit and Non-Audit Fees

The following table summarizes the fees billed by our principal independent auditors for each of our last two fiscal years.
	Years Ended December 31,
Nature of Service	2014		2013
Audit fees (1)		$50,588		$46,000
Audit related fees (2)		$20,832		$17,987
Tax fees (3)	$	---	$	---
All other fees (4)		$2,803		$1,092

(1)
Consists of fees billed for the audit of our annual financial statements, review of our Form 10-K, and services that are normally provided by the accountant in connection with year-end statutory and regulatory filings or engagements.

(2)
Consists of fees billed for the review of our quarterly financial statements, review of our Forms 10-Q and 8-K and services that are normally provided by the accountant in connection with non year end statutory and regulatory filings and engagements.

(3)
Consists of fees and professional services for tax compliance, tax advice, and tax planning.  The Company does not use its principal accountants to provide tax services.  McGuiness and Hodavance, CPA billed $1,500 and $1,500 for tax return preparation for 2014 and 2013, respectively.

(4)
The services provided by our principal accountants within this category consisted of advice and other services relating to SEC matters, registration statement review, internal controls, accounting issues and client conferences.  The Company does not use its principal accountants to provide internal controls consulting.  Saville, Dodgen and Company, PLLC billed $10,000 and zero for internal controls consulting for 2014 and 2013, respectively.

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee charter requires the Audit Committee to approve all audit engagement fees and services and all permissible non-audit engagement fees and services with the independent auditor.  The Audit Committee may delegate the pre-approval of permissible non-audit services to a single member of the Audit Committee.  The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis.  The types of services that may be covered by a general pre-approval include other audit services, audit-related services, tax services and permissible non-audit services.  If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee, or one of its members, must review the service on a specific case-by-case basis and pre-approve it if such service is to be provided by the independent auditor.  Annual audit services engagement fees and services require specific pre-approval of the Audit Committee.  Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee or one of its members.  For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.  All services of the independent auditor were approved by the Audit Committee, and no approval was made in reliance on the Company’s pre-approval policy.

THE BOARD AND AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF LANE GORMAN TRUBITT PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF LANE GORMAN TRUBITT, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

RATIFICATION BY STOCKHOLDERS IS NOT REQUIRED.  IF PROPOSAL 2 IS NOT APPROVED BY THE STOCKHOLDERS, THE BOARD DOES NOT PLAN TO CHANGE THE APPOINTMENT FOR FISCAL YEAR 2015 BUT WILL CONSIDER SUCH VOTE IN SELECTING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this Proxy Statement should properly come before the Annual Meeting; (ii) a person not named herein is nominated at the Annual Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Articles of Incorporation and Bylaws, should come before the Annual Meeting; or (iv) any matters should arise incident to the conduct of the Annual Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

The Board will make provisions for the presentation of proposals at the Company’s 2016 annual meeting submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC.  In accordance with the SEC rules, a proposal must normally be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, or April 15, 2016.  To be included in our proxy materials solicited for the 2016 annual meeting, your proposal must satisfy the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, our bylaws require that any stockholder seeking to present a proposal at the 2016 annual meeting or nominate a candidate for election to the board of directors at the 2016 annual meeting, must give complete and timely written notice to the Secretary of the Company.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, if the date of the 2016 annual meeting is advanced more than 30 days prior to such anniversary date, as is expected, the proposal or nomination must be received no later than the later of 70 days prior to the date of the meeting and the 10th day following the day on which public announcement of the date of the meeting is made.  Moreover, any such notice must include, among other things, (i) the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act, (ii) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (iii) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by certain affiliates of such stockholder, (iv) any material interest of the stockholder or any such affiliate in such business, including all arrangements, agreements and understandings with the stockholder or such affiliate in connection with the proposed business.

If a stockholder desires to nominate a person for election as a director, the stockholder is required to provide in such notice, among other things, (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name and address, as they appear on the Company’s books, of such stockholder, (iii) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by certain affiliates of such stockholder and (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any such affiliate has the right to vote any security of the Company.  If any stockholder’s proposal or nomination is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws then it will be defective and may not be brought before the Company’s 2016 annual meeting.

Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company’s annual meeting of shareholders to be held in 2016, but fails to notify the Company of that intention prior to the earlier of June 29, 2016 and a reasonable time prior to the Company first sends its proxy materials to its stockholders (expected to occur by April 29, 2016), then a proxy solicited by the Board may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the Proxy Statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

UNDERTAKING TO PROVIDE FORM 10-K

Our Annual Report on Form 10-K for the 2014 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 4452 Beltway Drive, Addison, Texas 75001 and is also available on our website at http://www.uluruinc.com under the heading “Investor Information: SEC Documents”.

ULURU INC.
4452 Beltway Drive, Addison, Texas 75001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 13, 2015, and revoking any proxy heretofore given, hereby appoints each of Kerry P. Gray and Terrance K. Wallberg, or either of them, Proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of ULURU Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held Friday, September 25, 2015 at 10:00 a.m., local time, at the offices of ULURU Inc., 4452 Beltway Drive, Addison, Texas 75001, (214) 905-5145, or any postponement or adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made with respect to any matter, this Proxy will be voted FOR each Director nominee listed in Proposal 1 and FOR Proposal 2.

In their discretion, the named Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any postponement or adjournment thereof as set forth in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 25, 2015.

This proxy statement and our 2014 Annual Report to stockholders are available at our corporate website at www.uluruinc.com under “Investor Relations”.

(continued and to be signed on the reverse side)

The Board recommends a vote “FOR” the election of Directors listed in Proposal 1 and a vote “FOR” Proposal 2.  Please sign, date and return this Proxy promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. ☒

1.	Election of Directors.

☐	FOR ALL NOMINEES
Nominees:
	1 Year Term	Jeffrey B. Davis	☐

	1 Year Term	Robert F. Goldrich	☐

	1 Year Term	Kerry P. Gray	☐

	1 Year Term	Helmut Kerschbaumer	☐

	1 Year Term	Klaus Kuehne	☐

	1 Year Term	Bradley J. Sacks	☐

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL NOMINEES EXCEPT
(see instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINESS EXCEPT” and mark in the box next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Lane Gorman Trubitt, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF ULURU INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS.

Signature
	Date	Signature if held jointly	Date

NOTE:
Please sign exactly as name or names appear on this Proxy.  When shares are held jointly each holder must sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership or other entity, please sign in entity name by authorized person.